EXHIBIT 99.2

STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL

This Stock/Cash Election Form and Letter of Transmittal is being delivered to you pursuant to the Agreement and Plan of Merger, dated as of January 3, 2020 (“Merger Agreement”), by and between ChoiceOne Financial Services, Inc. and Community Shores Bank Corporation. This Stock/Cash Election Form and Letter of Transmittal enables you to elect the form of consideration you wish to receive in exchange for your shares of Community Shores common stock upon completion of the merger, subject to the terms and conditions of the Merger Agreement and this Stock/Cash Election Form and Letter of Transmittal.

Name(s) and Addresses of Registered Holder(s) (If there is any error in the name or address shown below, please make the necessary corrections)	Certificate Number(s)/Security Listing Number(s)	Number of Shares
(If additional space is needed, attach a signed schedule to this document)

TOTAL SHARES

THE INSTRUCTIONS ACCOMPANYING THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL IS COMPLETED.

FAILURE TO COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED WITH THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL MAY SUBJECT YOU TO BACKUP WITHHOLDING.

PLEASE COMPLETE, SIGN AND MAIL OR DELIVER THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL, TOGETHER WITH THE CERTIFICATE(S) REPRESENTING YOUR SHARES OF COMMUNITY SHORES BANK CORPORATION COMMON STOCK IN THE ENCLOSED ENVELOPE TO THE EXCHANGE AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Hand or Overnight Delivery:

Continental Stock Transfer & Trust Company

1 State Street – 30th Floor

New York, New York 10004

If you have questions or need assistance, please contact Continental Stock Transfer & Trust Company at 917-262-2378. If you have questions regarding the Merger Agreement or the merger, please contact Community Shores at 231-780-1800.

THE ELECTION DEADLINE IS 11:59 P.M., EASTERN TIME, ON JUNE 16, 2020. THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE COMPLETED, SIGNED AND RECEIVED BY THE EXCHANGE AGENT, ALONG WITH YOUR STOCK CERTIFICATE(S), NO LATER THAN THIS TIME.

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As set forth in the Merger Agreement and described in the proxy statement delivered to the holders of Community Shores Bank Corporation (“Community Shores”) common stock, if the Merger Agreement is approved and the merger is subsequently completed, each share of Community Shores common stock outstanding immediately prior to the merger will be converted into the right to receive, at the election of each Community Shores shareholder, an amount of cash equal to $5.00 (the “Cash Election Consideration”) or 0.17162 shares of ChoiceOne Financial Services, Inc. (“ChoiceOne”) common stock, plus cash in lieu of any fractional share (the “Stock Election Consideration”), in each case subject to the limitation that the total number of shares of Community Shores common stock to be converted into shares of ChoiceOne common stock will equal not less than 50% and not more than 75% of the total outstanding shares of Community Shores common stock as of the effective time of the merger.

Subject to the conditions and limitations set forth in the Merger Agreement, the undersigned hereby elects to receive the following as consideration for the undersigned’s shares of Community Shores common stock. Capitalized terms not defined in this Stock/Cash Election Form and Letter of Transmittal shall have the meanings set forth in the Merger Agreement.

(Please check one box only to indicate your election.)

[__]	(1)	Stock Election – I elect for all shares of Community Shores common stock I own to be converted into the Stock Election Consideration.

[__]	(2)	Cash Election – I elect for all shares of Community Shores common stock I own to be converted into the Cash Election Consideration.

[__]	(3)	Mixed Election – I elect to receive a combination of stock and cash as follows:
		________	shares of Community Shores common stock converted into the Stock Election Consideration; and
		________	shares of Community Shores common stock converted into the Cash Election Consideration.
		________	Total (cannot exceed the total number of Community Shores shares you own of record)

If you have made a valid Mixed Election and wish to designate which shares of Community Shores common stock are to be converted into the Stock Election Consideration and which are to be converted into the Cash Election Consideration, please designate such priority by Community Shores Stock Certificate number on page 3 below.

[__]	(4)	Non-Election – Your Community Shores shares will be deemed Non-Election Shares if:

•	You check this box, thereby indicating that you have no preference as to the form of merger consideration that you will receive;
•	No choice is indicated above under (1), (2) or (3);
•	More than one choice is indicated above under (1), (2) and (3);
•	You fail to follow the instructions on this Stock/Cash Election Form and Letter of Transmittal or otherwise fail properly to make an election; or
•	A completed Stock/Cash Election Form and Letter of Transmittal (including submission of your Community Shores common stock certificate(s)) is not actually received by the Exchange Agent (as defined below) by the Election Deadline.

If your Community Shores shares are deemed Non-Election Shares, you will receive the Stock Election Consideration and/or the Cash Election Consideration as determined pursuant to the allocation provisions of the Merger Agreement without regard to your preferences.

If you have made a Stock Election, Cash Election, or Mixed Election, and either the Cash Election Consideration or Stock Election Consideration is oversubscribed, the actual consideration you receive will be determined pursuant to the allocation provisions of the Merger Agreement.

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You may designate the priority in which your shares of Community Shores common stock are to be converted to Stock Election Consideration (whether based on your election above or any reallocation under the terms of the Merger Agreement). If you wish to do so, please list your Community Shores Stock Certificate numbers or Security Listing Numbers, as applicable, in the table below with the shares of Community Shores common stock you prefer to be converted into the Stock Election Consideration listed first:

CSHB Certificate Number / Security Listing Number in order of Allocation Priority (shares to be converted into Stock Election Consideration listed first)

The tax consequences of the merger to you will depend on whether you receive ChoiceOne common stock, cash or a combination of both for your Community Shores shares. You should consult your personal tax advisor prior to making an election and any priority designation.

The undersigned represents that the undersigned has full authority to surrender without restriction the certificate(s) representing shares of Community Shores common stock for exchange. The undersigned further requests that (a) any shares of ChoiceOne common stock to which the undersigned is entitled as part of the Stock Election Consideration be reflected in book entry form in the name shown above with evidence mailed to the above address and (b) any cash to which the undersigned is entitled, either as cash in lieu of a fractional shares or as part of the Cash Election Consideration, be paid by check in the name shown above and mailed to the above address, in each case unless other instructions are given under “Special Issuance/Payment Instructions” and/or “Special Delivery Instructions” below.

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YOU MUST SIGN BELOW

* SIGNATURE(S) REQUIRED *

Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appears on stock certificate(s)/security listing(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. (SEE INSTRUCTIONS 10 AND 11.)

_______________________________________

Registered Holder

_______________________________________

Registered Holder

_______________________________________

Telephone number

_______________________________________

Email address

_______________________________________

Title, if any

Date: __________________________

SIGNATURE(S) GUARANTEED (IF REQUIRED)

SEE INSTRUCTION 11.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a Signature Guarantee Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program, your signature(s) must be guaranteed by an Eligible Institution. (SEE INSTRUCTION 11.)

_____________________________________

Authorized Signature

_____________________________________

Name of Firm

_____________________________________

_____________________________________

Address of Firm (Please Print)

Date: _________________________

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the evidence of shares of ChoiceOne common stock in book entry form and/or check is to be issued in a name that differs from the name in which the surrendered shares are registered.

Issue to:

Name _______________________________________

Address _____________________________________

____________________________________________

____________________________________________

(Please also complete Substitute Form W-9 included with this form AND see instructions regarding signature guarantee.

SEE INSTRUCTIONS 11, 12 and 13)

Complete ONLY if the evidence of shares of ChoiceOne common stock in book entry form and/or a check is to be sent to an address other than the address reflected above.

Mail to:

Name _____________________________________

Address ___________________________________

__________________________________________

__________________________________________

(SEE INSTRUCTION 12.)

PLEASE ALSO SIGN AND PROVIDE YOUR TAX ID NUMBER IN SUBSTITUTE FORM W-9 INCLUDED WITH THIS FORM.

AS A RESULT OF COMPLETING AND SIGNING THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS, YOU WILL NOT NEED TO SIGN THE BACK OF YOUR COMMUNITY SHORES STOCK CERTIFICATE(S).

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INSTRUCTIONS

(Please read carefully the instructions below)

If you have any questions, please contact Continental Stock Transfer & Trust Company at 917-262-2378.

1.       ELECTION DEADLINE: For any election contained herein to be considered, this Stock/Cash Election Form and Letter of Transmittal, properly completed and signed, together with the related Community Shores common stock certificate(s), MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL NO LATER THAN 11:59 P.M., EASTERN TIME, ON JUNE 16, 2020. ChoiceOne and Continental Stock Transfer & Trust Company (the “Exchange Agent”) have discretion to determine whether an election has been properly or timely made. Neither ChoiceOne nor the Exchange Agent shall be under any obligation to notify a holder of any defect in such holder’s Stock/Cash Election Form and Letter of Transmittal.

2.       DESCRIPTION OF SHARES: Insert in the box at the top of this Stock/Cash Election Form and Letter of Transmittal the certificate number(s)/security listing number(s) of the Community Shores common stock that you are surrendering herewith, the number of shares represented by each certificate, if any, and the name(s) and address(es) of the registered owners of such shares. If the space provided is insufficient, attach a separate sheet listing this information.

3.       ELECTION OPTIONS: On page 2 of this Stock/Cash Election Form and Letter of Transmittal, you may indicate whether you would like to receive, in exchange for your shares of Community Shores common stock, the Stock Election Consideration, the Cash Election Consideration or a combination of the Stock Election Consideration and the Cash Election Consideration. Alternatively, you may indicate that you have no preference as to the form of merger consideration that you will receive. Mark only one selection. The Merger Agreement provides that not less than 50% and not more than 75% of the shares of Community Shores common stock outstanding immediately prior to the effective time of the merger will be exchanged for the Stock Election Consideration, with the remaining shares of Community Shores shares outstanding exchanged for the Cash Election Consideration. Therefore, you might receive Community Shores stock and/or cash in an amount that is not consistent with your election, depending upon the elections of other Community Shores shareholders. Community Shores shareholders who are deemed to have made a non-election may receive all cash, all stock or a mix of cash and stock, depending upon the elections of other Community Shores shareholders.

4.        ALLOCATION PRIORITY: On page 3 of this Stock/Cash Election Form and Letter of Transmittal, you may designate your preferred priority allocation of shares of Community Shores common stock to be converted into the Stock Election Consideration and into the Cash Election Consideration. List the shares of Community Shores common stock by Community Shores stock certificate number or security listing number, as applicable, in order of priority, beginning with the shares you most prefer to be converted into the Stock Election Consideration. In the event that either the Stock Election Consideration or the Cash Election Consideration is not available in the full amount elected, the listed shares will be converted based upon the allocation priority indicated in this box on page 3.

5.       NOMINEES: Any record holder of shares of Community Shores common stock who is a nominee may submit one or more Stock/Cash Election Forms and Letters of Transmittal indicating on the form or forms a combination of elections covering up to the aggregate number of shares of Community Shores common stock owned by such record holder. However, upon the request of ChoiceOne, such record holders will be required to certify to the satisfaction of ChoiceOne that such record holder holds such shares of Community Shores common stock as nominee for the beneficial owners of such shares.

6.       REVOCATION OR CHANGE OF STOCK/CASH ELECTION FORM: Any Stock/Cash Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent for the merger, but to be effective, such notice must be received by the Exchange Agent at or prior to the Election Deadline. ChoiceOne will have the discretion, which it may delegate to the Exchange Agent, to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

7.       SURRENDER OF CERTIFICATE(S): For any election contained herein to be effective, this Stock/Cash Election Form and Letter of Transmittal must be accompanied by any certificate(s) evidencing your shares and any required accompanying evidences of authority (see Instructions 10 and 11).

8.       LOST CERTIFICATE(S): If the certificate(s) that a registered holder (or transferee) wants to surrender has (have) been lost or destroyed, that holder should promptly contact Community Shores' transfer agent, Computershare

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Trust Company, at [●] to arrange for the replacement of the lost or destroyed certificate(s) with new certificates to be delivered to the Exchange Agent with this Stock/Cash Election Form and Letter of Transmittal, properly completed and duly executed, prior to the Election Deadline.

9.       TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing shares of Community Shores common stock after being notified of such termination by ChoiceOne or Community Shores.

10.       METHOD OF DELIVERY: Your Community Shores stock certificate(s) and this Stock/Cash Election Form and Letter of Transmittal must be delivered to the Exchange Agent. Do not send them to ChoiceOne or Community Shores. The method of delivery of certificates and other documents to be delivered to the Exchange Agent at the address set forth on the front of this Stock/Cash Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effected, and risk of loss and title to certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

11.       EVIDENCE OF SHARES/CHECK ISSUED IN THE SAME NAME: If the shares of ChoiceOne common stock to be issued are to be evidenced and/or the check is to be issued in the same name as the surrendered shares are registered, this Stock/Cash Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered shares are registered. Signature guarantees are not required if the shares surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution, as defined below. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Stock/Cash Election Form and Letter of Transmittal exactly as the surrendered shares are registered. If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Stock/Cash Election Forms and Letters of Transmittal as there are different registrations. Stock/Cash Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

12.       EVIDENCE OF SHARES/CHECK ISSUED IN DIFFERENT NAME: If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Stock/Cash Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”).

13.       SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the shares in book entry form representing ChoiceOne common stock are to be evidenced and/or check is to be sent if different from the name and/or address of the person(s) signing this Stock/Cash Election Form and Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

14.       STOCK TRANSFER TAXES: If any shares of ChoiceOne common stock are to be evidenced in book entry form or any payment of the Cash Election Consideration or cash in lieu of fractional shares is to be made in a name other than that of the registered holder(s) of the surrendered Community Shores shares, it shall be a condition of such issuance and/or payment that the person requesting such exchange either (i) pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder(s), or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

15.       CONSTRUCTION: All questions with respect to this Stock/Cash Election Form and Letter of Transmittal raised by holders of Community Shores common stock (including, without limitation, questions relating to the time limits or effectiveness of revocation of any election and questions relating to computations as to allocations) will be determined by ChoiceOne and/or the Exchange Agent, whose determination shall be conclusive and binding. ChoiceOne shall have the right to reject any and all Stock/Cash Election Forms and Letters of Transmittal not in the proper form or to waive any irregularities in any such form, although it does not represent that it will do so. ChoiceOne and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Community Shores common stock of any defects and may take reasonable action to

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assist such holders to correct any such defects; however, neither ChoiceOne nor the Exchange Agent is under any obligation to notify a holder of shares of Community Shores common stock of any defect in a Stock/Cash Election Form and Letter of Transmittal.

16.       QUESTIONS: If you have any questions or would like to receive additional or multiple copies of this Stock/Cash Election Form and Letter of Transmittal, please contact Continental Stock Transfer & Trust Company at 917-262-2378.

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